Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is made as of the Effective Date.

BETWEEN:

DIRTT ENVIRONMENTAL SOLUTIONS, LTD.
(the “Company”)

- and -

Fareeha Khan
(the “Executive”)

RECITALS:

A. The Company wishes to employ the Executive and the Executive wishes to work for the Company in the role of Chief Financial Officer.

B. The parties agree that their employment relationship will be governed by the terms and conditions of this Agreement, commencing on the Effective Date.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement, including severance provisions, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Executive agree as follows:

1.
Definitions

In this Agreement, including the recitals, the following terms shall have the following meanings:

(a)
“Affiliated” has the meaning set out in the Securities Act (Alberta), as amended from time to time, and an “Affiliate” means one of two or more Affiliated persons.
(b)
“Agreement” means this Executive Employment Agreement, as may be amended or supplemented from time to time.
(c)
“Applicable Laws” means, in relation to this Agreement, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of and the terms of all judgments, orders and decrees issued by any authorized authority by which such person is bound or having application to this Agreement.
(d)
“Applicable Privacy Laws” means any and all Applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions including, but not limited to, the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law, including the Personal Information Protection Act (Alberta).
(e)
“Board” means the board of directors of the Company.
(f)
“Bonus” has the meaning set out in Section 5(c).

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(g)
“Business” means the business of designing, manufacturing and installing prefabricated interiors in commercial and residential buildings, and includes, for greater certainty and without limitation:
(i)
the following products which can be integrated with interior wall solutions: (A) pre-fabricated modular network data cable distribution; (B) pre-fabricated and electrical power cable distribution; (C) pre-fabricated modular case goods; and (D) pre-fabricated low-profile flooring; and
(ii)
the development and sale or license to third parties of 3D computer aided design software for the design, construction and maintenance of buildings and the design, construction, modification and furnishing of building interiors.
(h)
“Confidential Information” means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Company and its Affiliates, whether oral or in writing, or presented visually or electronically, and includes, without limitation, business and technical information, marketing and business plans, strategies, research and development materials and matters, databases, specifications, formulations, tooling, prototypes, sketches, models, drawings, specifications, procurement requirements, engineering information, samples, computer software (source and object codes), forecasts, identity of or details about actual or potential customers or projects, techniques, inventions, discoveries, know-how, and trade secrets. Notwithstanding the foregoing, Confidential Information does not include any information:
(i)
that becomes publicly available through no fault or breach of this Agreement by the Executive; or
(ii)
that the Executive possesses prior to the date on which the Executive first became employed or engaged by the Company or any of its Affiliates.
(i)
“Distribution Partner” means a Person engaged in the sale of products or services produced or distributed by the Company or any of its Affiliates.
(j)
“Effective Date” means August 25, 2023.
(k)
“ESC” means the Employment Standards Code (Alberta), as amended from time to time.
(l)
“Good Reason” means:
(i)
a material diminution in the Executive’s Salary or authority, duties and responsibilities with the Company; provided, however, that if the Executive is serving as an officer or member of the Board (or similar governing body) of the Company or any of its Affiliates, in no event shall the removal of the Executive as an officer or board member, regardless of the reason for such removal, constitute Good Reason; or
(ii)
the relocation of the geographic location of the Executive’s principal place of employment by more than 50 kilometres from the location of the Executive’s principal place of employment as of the Effective Date; provided, however, that travel in the course of the Executive’s employment (including to other locations of the Company or any of its Affiliates in the United States and Canada) shall not be considered a Good Reason event under this Section 1(l)(ii).

Notwithstanding the foregoing provisions of this Section 1(l) or any other provision of this Agreement to the contrary, any assertion by the Executive of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in Section 1(l)(i) or (ii) giving rise to Good Reason must have arisen without the Executive’s consent; (B) the Executive must provide written notice to the Board of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Board’s receipt of such written notice; and (D) the date of the Executive’s termination of employment must occur within 60 days after the initial occurrence of the condition(s) specified in such notice.

(m)
“Just Cause” means any reason which would entitle the Company to terminate the Executive’s employment without notice or payment in lieu of notice at common law and includes, without limiting the generality of the foregoing:
(i)
fraud, misappropriation of the property, assets or funds of the Company, embezzlement, malfeasance, misfeasance or nonfeasance in office which is willfully or grossly negligent on the part of the Executive;
(ii)
conviction of or plea other than not guilty by the Executive of a criminal offence involving dishonesty or fraud, or which is likely to injure the Company's business or reputation;
(iii)
the breach by the Executive of any of her material covenants or obligations under this Agreement, including any non-solicitation or confidentiality covenants contained herein;
(iv)
the failure by the Executive to substantially perform her obligations according to the terms hereof after the Company has given the Executive reasonable notice of such failure and a reasonable opportunity to correct, or cause to be corrected, such failure; or
(v)
the intentional or negligent involvement or participation by the Executive in any act which is materially injurious to the Company, financially or otherwise.
(n)
“Materials” has the meaning set out in Section 12(a).
(o)
“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.
(p)
“Personal Information” means information about an identifiable individual, but excludes business contact information.
(q)
“Restricted Period” means 12 months from the Termination Date.
(r)
“Restricted Territory” means Canada and the United States of America.
(s)
“Salary” means an annual base salary of CAD $300,000.00.
(t)
“Severance Period” means 12 months from the Termination Date.

(u)
“Termination Date” means the last day actively worked by the Executive for the Company, regardless of the reason for the cessation of employment.
2.
Employment of the Executive and Position

Commencing on the Effective Date, the Executive shall hold the position of Chief Financial Officer and shall report directly to the Chief Executive Officer, Benjamin Urban. As the Chief Financial Officer of the Company, the Executive shall perform those duties set forth in any applicable position description adopted and amended by the Company from time to time, and such other duties as the Executive shall reasonably be directed to perform by the Company from time to time in respect of the business and operations of the Company and its Affiliates.

3.
Performance of Duties
(a)
The Executive’s principal place of employment as of the Effective Date shall be the Company’s offices in Calgary, Alberta; provided, however, the Executive acknowledges and agrees that business travel will be required in the course of performing her duties.
(b)
The Executive shall devote substantially all of her working time and attention to the performance of her duties on behalf of the Company and its Affiliates, shall faithfully, honestly and diligently serve the Company and its Affiliates and shall use her best efforts and skill to promote the best interests of the Company and its Affiliates at all times. Notwithstanding the foregoing, the Executive may devote a reasonable amount of time during non-business hours to charitable organizations and boards, provided that such participation does not adversely impact the performance of her duties hereunder or breach any of the other terms of this Agreement or any other obligation that the Executive owes the Company or any of its Affiliates.
(c)
In performing her duties under this Agreement, the Executive shall comply with any written policies, procedures or rules established by the Company from time to time, as may be amended by the Company at its discretion.
4.
Employment Period

The Executive shall continue to be employed by the Company hereunder commencing on the Effective Date until this Agreement is terminated in accordance with this Agreement.

5.
Remuneration
(a)
Salary. For the Executive’s services under this Agreement, the Company shall pay the Executive the Salary, paid semi-monthly on the 15th and the last day of each month.
(b)
Benefits. The Executive shall be eligible to participate in any health and dental benefit plans made available by the Company to its similarly situated employees from time to time in accordance with, and subject to, the terms and conditions of such plans, as may be amended by the Company at its sole discretion from time to time. The Company shall not, by reason of this Section 5(b), be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such plan, so long as such changes are similarly applicable to any similarly situated Company employees generally.
(c)
Bonus. The Executive will be eligible to participate in the Company's Variable Pay Plan (“VPP”), as amended from time to time, in accordance with, and subject to the terms and conditions thereof and as set out herein. The Executive's annual target bonus opportunity shall be as set forth in the company's annual VPP program. For 2023, the target bonus shall be equal to

50-100% of the salary paid in 2023. Notwithstanding the forgoing, the Target Bonus for the 2023 calendar year shall be reduced on a pro-rata basis for the portion of the 2023 calendar year that the Executive is employed by the Company. The amount of the Executive’s payment under the VPP, if any, in respect of a calendar year (the “Bonus”) is dependent upon and calculated in reference to the achievement of applicable performance objectives as set out and evaluated by the Board under the VPP, in its sole discretion. The Bonus, if any, will be paid to the Executive in accordance with the terms of the VPP.
(d)
One-Time Cash Bonus. The Executive will be eligible to receive a one-time cash bonus of CAD $50,000.00, less required withholdings and deductions, paid after one year of the Effective Date. If the Employee is terminated by the Corporation without Just Cause prior to the Payment Dates, the Executive will be eligible for a pro rata portion of the One-Time Cash Bonus based on the number of days between the Effective Date and the termination date. In the event the Executive is terminated for Just Cause or voluntarily resigns prior to the Payment Date, the Executive is not entitled to any portion of the One-Time Cash Bonus.
(e)
Equity-Based Incentive Compensation. The Executive will be eligible to receive grants of equity-based incentives under the Company's Long Term Incentive Plan or other equity-based incentive arrangements, each as amended from time to time and in accordance with and subject to the terms thereof. The amount and type of the equity-based incentives for any year will be determined by the Board and may change from year to year.
(f)
One-Time Grant of Time-Vested Restricted Share Units. The Executive shall receive a one-time grant of time-vested restricted share units in the amount of 150,000 DIRTT shares, to be granted on or about August 25, 2023. The share units shall become fully vested one year after the date of grant.
(g)
Employee Share Purchase Plan. The Executive shall be eligible to participate in the Employee Share Purchase Plan (“ESPP”) subject to the terms and conditions of the ESPP, as may be amended by the Company from time to time.
6.
Expenses

The Company shall pay or reimburse the Executive for all reasonable travel and other out-of-pocket expenses incurred or paid by the Executive in the performance of her duties, upon the presentation of expense statements or other supporting documentation as the Company may reasonably require, in accordance with any expense reimbursement policies implemented by the Company from time to time. Any such reimbursement of expenses shall be made by the Company as soon as practicable following receipt of such documentation. At no time shall any reimbursement be made to the Executive for any expenses incurred after the Termination Date.

7.
Vacation

The Executive shall be eligible for 5 weeks’ paid vacation per complete calendar year (pro-rated for partial calendar years), increased by 1 week for each five years of service up to a maximum of 6 weeks. Vacation shall accrue and be taken in accordance with Company vacation policies as in effect from time to time.

8.
Termination
(a)
The Company may terminate the Executive’s employment and this Agreement for Just Cause at any time, without notice and without any payment to the Executive whatsoever, save and except for the payment of any Salary, expenses and vacation pay accrued but unpaid up to the Termination Date.

(b)
The Executive may terminate this Agreement and her employment with the Company at any time, for any reason, by providing 30 days’ advance written notice to the Company. The Executive shall only be entitled to the payment of any Salary, expenses and vacation pay accrued but unpaid up to the Termination Date. If the Executive has provided notice to the Company of the Executive’s termination of employment without Good Reason, the Company may determine, in its sole discretion, that such termination shall be effective on any date prior to the effective date of termination provided in such notice subject only to any minimum notice requirements in the ESC (and, if such earlier termination date is required, then it shall not change the basis for the Executive’s termination of employment nor be construed or interpreted as a termination of employment without Just Cause pursuant to Section 8(d) of this Agreement).
(c)
This Agreement shall automatically terminate upon the death of the Executive and the Executive’s estate will only be entitled to payment of any Salary, expenses and vacation pay accrued but unpaid up to the Termination Date.
(d)
The Company may terminate this Agreement and the Executive’s employment without Just Cause by providing the Executive with only the following:
(i)
all accrued but unpaid Salary to the Termination Date;
(ii)
all accrued but unpaid vacation pay to the Termination Date;
(iii)
any accrued but unpaid expenses at the Termination Date;
(iv)
the continued payment of Salary for the duration of the Severance Period paid in equal monthly payments for the duration of the Severance Period (the “Severance Payment”). The Company in its sole discretion may pay the Severance Payment as a lump sum instead of equal monthly payments. In no case will the Executive receive notice or pay in lieu of notice less than the minimum notice requirements set out in the ESC;
(v)
any equity-based incentive compensation and the ESPP awards held by the Executive shall be dealt with in accordance with the applicable plan terms then in effect; and
(vi)
continued eligibility to participate in the benefits provided to the Executive by the Company under Section 5(b), excluding any short-term disability, long-term disability, AD&D, optional life insurance coverages or, in the event any benefits cannot be continued, payment of any amount equal to the Company’s cost for such benefits, payable monthly or on a pro-rata basis for any partial months, until the earlier of the conclusion of the severance period or the date the Executive obtains any alternative benefit coverage (the “Benefit Continuation”).
(vii)
payment of the one-time cash bonus referred to in Section 5(d) (if unpaid at the Termination Date), pro-rata from the Effective Date until the Termination Date.
(e)
Notwithstanding Section 8(b), the Executive shall be entitled to terminate this Agreement for Good Reason. If Good Reason exists, the Executive shall be entitled to receive the payments set out in Section 8(d).
(f)
The payments under Sections 8(d) and 8(e) are subject to and conditioned upon the Executive: (i) executing and returning a release in favour of the Company of all claims, in a form acceptable to the Company, and (ii) abiding by the terms of each of Sections 9, 10, 11, 12 and 13. If the

Executive fails to sign and return the release, the Executive shall only be entitled to receive those minimum entitlements set out under the ESC.
(g)
The payments and benefits referred to in this Section 8 are not subject to mitigation and will not be reduced by any amounts received by the Executive in mitigation during the Severance Period.
(h)
On the Termination Date, the Executive shall: (i) be deemed to have resigned from all offices and directorships held by the Executive with the Company and its Affiliates and agrees to execute, immediately upon request, any such written resignations or other documentation as may be customary to give effect thereto; (ii) deliver to the Company (and not retain any copies of) all Materials in the Executive’s possession or under the Executive’s control; and (iii) deliver to the Company any keys, access cards, business cards, credit and charge cards, computer, cell phone or other property or device issued or provided to her by or on behalf of the Company or any Affiliate.
9.
Non-Competition

The Executive shall not, during the term of this Agreement and for the Restricted Period (regardless of the reason for termination of the Executive’s employment or the party causing it), anywhere within the Restricted Territory, directly or indirectly, in any manner whatsoever, including, either individually, through an affiliate or subsidiary or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, consultant, contractor, director, shareholder, interest holder, partner, limited partner, lender or in any other manner:

(a)
be engaged in, participate in, operate, be retained by, consult for, or be employed by any undertaking, endeavour, activity or business;
(b)
have any financial or other interest, including an interest by way of royalty or other compensation arrangements, in or in respect of an undertaking, endeavour, activity or business; or
(c)
advise, manage, lend money to or guarantee the debts or obligations of, or permit the use of the Executive’s name or any part thereof, in an undertaking which carries on a business,

which is the same as, or substantially similar to, or that competes, or could be expected to compete, with the Business, or any material part thereof. For greater certainty, Falkbuilt Ltd., or any affiliate or subsidiary of Falkbuilt Ltd., is competitive with the Business.

Notwithstanding the foregoing, the Executive shall be permitted to own (as a passive investment) not more than 2% of the issued shares of a Company (including unexercised options or similar rights to acquire shares at a later date), the shares of which are listed on a recognized stock exchange or traded in the over the counter market, which carries on a business which is the same as or substantially similar to or which competes with or reasonably would compete with the Business.

10.
Non-Solicitation and No Hire

The Executive shall not, during the term of this Agreement and for the Restricted Period (regardless of the reason for termination of the Executive’s employment or the party causing it), directly or indirectly, in any manner whatsoever including, either individually, through an affiliate or subsidiary or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, consultant, contractor, director, shareholder, interest holder, partner, limited partner, lender or in any other manner:

(a)
contact, solicit or interfere with any Person reasonably known to be a prospective, current or former client or customer of the Company (“Customer”) for the purpose of selling to such Customer any products or services which are the same as or substantially similar to, or competitive with, the products or services sold by the Company at such date or to persuade or attempt to persuade any Customer to change its relationship or potential relationship with the Company or to restrict, limit, discontinue or cease considering purchasing any products or services provided by any member of the Company or to reduce the amount of business or potential business which any such Customer has customarily done with any member of the Company;
(b)
contact, solicit or interfere with any Person reasonably known to be a prospective, current or former supplier, distributor, Distribution Partner, or joint venture partner of the Company (a “Supplier”) for the purpose of persuading or attempting to persuade any Supplier to change its relationship with any member of the Company or to restrict, limit or discontinue or to reduce the amount of business which any such Supplier has customarily done with any member of the Company (or its predecessors);
(c)
solicit or attempt to solicit or hire, or assist or encourage any Person to solicit or hire any employee of the Company or any consultant or contractor who regularly provides services to the Company, or assist or encourage any such employee, consultant or contractor to accept employment or engagement elsewhere; or
(d)
in any manner, directly or indirectly, knowingly do or cause or permit to be done any acts that would reasonably be expected to impair the relationship between the Company and its Suppliers, Customers, employees, regulatory authorities or any other Person.
11.
Confidentiality

In the course of the Executive’s employment hereunder, the Company will provide the Executive with (and the Executive will have access to) Confidential Information. The Executive shall not, either during the term of this Agreement or at any time thereafter, directly or indirectly, use or disclose to any Person any Confidential Information, provided, however, that nothing in this Section shall preclude the Executive from disclosing or using Confidential Information if:

(a)
the Confidential Information is disclosed in the course of performing the Executive’s duties on behalf of the Company or any of its Affiliates;
(b)
the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement;
(c)
the Confidential Information was in the possession of or known to the Executive, without any obligation to keep it confidential, before it was disclosed to the Executive by the Company or any of its Affiliates; or
(d)
disclosure of the Confidential Information is required to be made by any law, regulation, governmental body or authority, or by court order.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict the Executive from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to the Executive from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any Applicable Laws.

12.
Proprietary and Moral Rights
(a)
Proprietary Rights. The Executive recognizes the Company’s and its Affiliates’ proprietary rights in the tangible and intangible property of the Company and its Affiliates and acknowledges that the Executive has not obtained or acquired and shall not obtain or acquire any right, title or interest, in any of the property of the Company or its Affiliates or any of their respective predecessors, successors, affiliates or related companies. Accordingly, any writing, communications, manuals, documents, instruments, contracts, agreements, files, literature, data, information, formulas, products, devices, apparatuses, technology, engineering systems, inventions, patents, patent applications, industrial designs, publications, research, reports, models, diagrams, processes, procedures, specifications, interfaces, software, trademarks (whether registered or unregistered), trade names, trade styles, service marks, logos, designs, domain names and without restricting the generality of the foregoing, any other intellectual property of any kind, created, developed, made or conceived, or modified or improved, by the Executive either alone or in conjunction with others: (i) in connection with the Executive’s duties and responsibilities in the course of employment; and/or (ii) in connection with the Executive’s duties or responsibilities under this Agreement; and/or (iii) resulting from the use of any documents, data, information, equipment, materials or any other resources and property or premises owned, leased, or contracted for by the Company or any of its Affiliates (collectively, the “Materials”) shall be the sole and exclusive property of the Company and its Affiliates (as applicable).
(b)
Disclosure of Materials. The Executive will immediately disclose to the Company in writing all Materials that the Executive conceives, develops, invents, authors, creates or contributes to the creation or improvement of, in whole or in part, during the term of the Executive's employment.
(c)
Waiver of Moral Rights. The Executive irrevocably waives, to the greatest extent permitted by law, all of the Executive’s moral rights whatsoever in the Materials, including, but not limited to, any right to the integrity of any Materials, any right to be associated with any Materials, and any right to restrict or prevent the development, improvement, modification or use, of any Materials in any way whatsoever. To the extent applicable, the Executive irrevocably transfers to the Company all rights to restrict any violations of moral rights in any of the Materials, including any distortion, mutilation or other modification.
(d)
Assignment of Rights. To the extent that the Executive may own or otherwise acquire any right, title or interest in and to any Materials (including any intellectual property rights in the Materials) during the term of this Agreement and thereafter, the Executive agrees to assign, and hereby irrevocably assigns, all such right, title and interest automatically to the Company, including any renewals, extensions or reversions relating thereto and any right to bring an action or to collect compensation for future, current or past infringements, automatically upon the creation, development, making, or conception of same. At the expense and request of the Company, the Executive shall, both during and after the Executive’s employment with the Company, promptly execute all documents and do all other acts necessary in order to enable the Company to perfect its rights in any such assignment of Executive’s rights in the Materials.
(e)
Registrations. The Company will have the exclusive right to apply for, obtain, renew and maintain copyright registrations, letters patent and patent registrations, industrial design registrations, trade-mark registrations, domain name registrations or any other protection in respect of the Materials and the intellectual property rights relating to the Materials anywhere in the world. At the expense and request of the Company, the Executive shall, both during and after the Executive’s employment with the Company, promptly execute all documents and do all other acts necessary in order to enable the Company to protect its rights in any of the Materials and the intellectual property rights relating to the Materials.
(f)
Obligations In the Event of Infringement. The Executive shall protect and safeguard the Materials from dissemination. In the event the Executive observes or becomes aware that any person, firm, company or entity is infringing on the Company’s rights in and to Materials or has filed any claims against the Company regarding the Materials, the Executive shall immediately notify the Company of such infringement or claim and will confer with the Company with regard thereto. Upon the Company becoming aware of infringement or claim of infringement against it, the Company may act in its sole discretion and the Executive agrees that the Company may take any action against in its sole and absolute discretion. The Executive shall cooperate and provide all necessary assistance to the Company in any such action or defence of claims whether during or after the term of its employment with the Company, and such co-operation and assistance may include the execution of reasonable documents and in accordance with applicable laws.
13.
Fiduciary and Other Obligations

The Executive acknowledges that the obligations contained in Sections 9, 10, 11 and 12 of this Agreement are in addition to any statutory, fiduciary and other common law obligations that the Executive also owes to the Company and its Affiliates, during and after the term of this Agreement. For greater certainty, nothing contained in this Agreement is a waiver, release or reduction of any statutory, fiduciary or common law obligations owed by the Executive to the Company and its Affiliates.

14.
Reasonableness and Enforceability of Restrictions
(a)
The Company shall provide the Executive access to Confidential Information for use only during the term of this Agreement, and the Executive acknowledges and agrees that the Company and its Affiliates will be entrusting the Executive, in the Executive’s unique and special capacity, with developing the goodwill of the Company and its Affiliates, and as an express incentive for the Company to enter into this Agreement and employ the Executive hereunder, the Executive has voluntarily agreed to the covenants set forth in Sections 9, 10, 11, 12 and 13.
(b)
The Executive acknowledges and agrees that all of the restrictions contained in Sections 9, 10, 11, 12 and 13 of this Agreement (including without limitation the definition of Business, the definition of Restricted Territory (which fairly reflects the geographic scope of the Business activities carried on by the Company and its Affiliates) and the length of the Restricted Period) are reasonable in all respects and necessary to protect the Confidential Information and other legitimate interests of the Company and its Affiliates, and will not unduly restrict the Executive’s ability to secure alternative employment following the termination of the Executive’s employment for any reason. If any covenant or provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, for any reason, it shall be interpreted to provide the broadest possible restriction permitted by law and will be deemed not to affect or impair the validity of any other covenant or provision of this Agreement, which shall remain in full force and effect.
(c)
The Executive acknowledges and agrees the Company and the Affiliate will suffer irreparable harm in the event that the Executive breaches any of its obligations under Sections 9, 10, 11, 12 and 13 of this Agreement, and that monetary damages would be impossible to quantify and inadequate to compensate the Company and its Affiliates for such a breach. Accordingly, the Executive agrees that in the event of any breach or a threatened breach by the Executive of any of the provisions of this Agreement, the Company and each of its Affiliates shall be entitled to seek, in addition to any other rights, remedies or damages available to the Company at law or in equity, an interim and permanent injunction, in order to prevent or restrain any such breach or threatened breach by the Executive, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.
(d)
The restrictions and obligations of the Executive under Sections 9, 10, 11, 12, 13, Error! Reference source not found. and 14 of this Agreement shall survive the termination of this Agreement for any reason.
15.
Privacy
(a)
The Executive acknowledges and agrees that the Executive will take all necessary steps to protect and maintain the Personal Information of the employees, contractors, consultants and customers of the Company and its Affiliates. The Executive shall at all times comply, and shall assist the Company to comply, with all Applicable Privacy Laws.
(b)
The Executive acknowledges and agrees that the disclosure of the Executive’s Personal Information may be required as part of the ongoing operations of the Company's business, as required by law or regulatory agencies, as part of the Company’s audit process, as part of a potential business or commercial transaction, or as part of the Company’s management of the employment relationship, and the Executive hereby grants consent as may be required by Applicable Privacy Laws to the disclosure of the same.
16.
Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by hand delivery or express overnight courier service or internationally-recognized second-day courier service or email as hereinafter provided. Notice of change of address shall also be governed by this Section. Notices shall be deemed to have been duly received: (a) when delivered in person if given by hand delivery; (b) when sent by email transmission on a business day to the email address set forth below, if applicable; provided, however, that if a notice is sent by email transmission after normal business hours of the recipient or on a non-business day, then it shall be deemed to have been received on the next business day after it is sent; (c) on the first business day after such notice is sent by express overnight courier service; or (d) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained. Notices and other communications shall be addressed as follows:

(i)
if to the Executive:
(ii)
if to the Company:

DIRTT Environmental Solutions, Ltd.
7303 – 30th Street SE
Calgary, Alberta T2C 1N6

Attn: Legal Department

17.
Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

18.
Applicable Deductions and Withholdings

The payments and benefits set forth in this Agreement are subject to all applicable statutory deductions and withholdings including, without limitation: (a) all federal, provincial, local and other taxes as may be required pursuant to any law or governmental regulation or ruling, and (b) any deductions consented to in writing by the Executive.

19.
Third-Party Beneficiaries

Each other Affiliate of the Company that is not a signatory to this Agreement shall be a third-party beneficiary of the Executive’s representations, covenants and obligations under Sections 9, 10, 11, 12, 13, and 14 and shall be entitled to enforce such representations, covenants and obligations as if a party hereto.

20.
Entire Agreement, Amendment, No Waiver

This Agreement constitutes the entire agreement between the parties hereto and between the Executive and any other Affiliate of the Company regarding the subject matter hereof, and shall supersede and replace any and all prior agreements, undertakings, representations or negotiations (including the offer letter from the Company to the Executive dated April 1, 2019). There are no warranties, representations or agreements between the parties except as specifically set forth or referred to in this Agreement. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall the waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

21.
Assignment

Neither the Executive nor the Company may assign its rights hereunder without the consent of the other party; provided, however, that the Company may assign its rights hereunder without the Executive’s consent to any Affiliate of the Company or to a successor Company which acquires (whether directly or indirectly, by purchase, amalgamation, arrangement, merger, consolidation, dissolution or otherwise) all or substantially all of the business and/or assets of the Company and expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

22.
Currency

All amounts in this Agreement are in Canadian currency unless otherwise specified.

23.
Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The Corporation and the Executive irrevocably submit to the executive jurisdiction of the courts of Alberta in respect of all matters relating to this Agreement.

24.
Severability

If a court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

25.
Waiver of Breach

Any waiver of this Agreement must be executed by the party to be bound by such waiver. No waiver by either party hereto of a breach of any provision of this Agreement by the other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.

26.
Clawback

Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company, whether in existence as of the Effective Date or later adopted, pursuant to any such law, government regulation or stock exchange listing requirement), subject only to any minimum statutory requirements of the ESC.

27.
Legal Advice

The Executive acknowledges that she has been afforded the opportunity to obtain independent legal advice with respect to this Agreement and that she fully understands the nature and consequences of this Agreement.

28.
Counterparts

This Agreement may be signed in counterparts and by facsimile or .pdf electronic mail transmission and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties acknowledge and agree that they have read and understand the terms of this Agreement and have executed this Agreement as of the Effective Date.

DIRTT ENVIRONMENTAL SOLUTIONS, LTD.

By: /s/ Benjamin Urban ____________________________________
Name: Benjamin Urban
Title: Chief Executive Officer

/s/ Savannah Kuemper____________________ /s/ Fareeha Khan _____________________
Witness (Signature) Fareeha Khan

Savannah Kuemper_______________________
Witness (Print)